Exhibit 23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We have issued our report dated June 6, 2005 accompanying the financial statements and supplemental schedule of CPSI 401(k) Retirement Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation of said report in the Registration Statement of Computer Programs and Systems, Inc. on Form S-8 (File No. 333-98543, effective August 22, 2002).

/s/ Grant Thornton LLP

Atlanta, Georgia

June 6, 2005

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